EXHIBIT 4.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated October 15, 2012 in the Amendment No. 1 to the Registration Statement (File No. 333-183572) and related Prospectus of Guggenheim Defined Portfolios, Series 955.

                                                          /S/ GRANT THORNTON LLP
                                                          ----------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
October 15, 2012